                                                                     EXHIBIT 2.2

                                CLOSING AGREEMENT
                        AND AMENDMENT TO MERGER AGREEMENT

          THIS CLOSING AGREEMENT AND AMENDMENT TO MERGER AGREEMENT (this "Agreement") is entered into as of May 11, 2000, by and among Red Robin International, Inc., a Nevada corporation ("Buyer"), Red Robin Holding Co., Inc., a Nevada corporation ("Sub"), The Snyder Group Company, a Delaware corporation (the "Company") and the stockholders of the Company (the "Stockholders"). Terms used herein and not otherwise defined shall have the meaning assigned to them in that certain Agreement and Plan of Merger, dated February 18, 2000, by and among Buyer, Red Robin Holding Co., Inc., a Nevada corporation and a wholly-owned subsidiary of Buyer, the Company, the Stockholders, Stephen S. Snyder and Louise Snyder (the "Merger Agreement").

                                 R E C I T A L S
                                 - - - - - - - -

          WHEREAS, Buyer, the Company and the Stockholders are parties to the Merger Agreement; and

          WHEREAS, certain conditions to the Closing of the transactions contemplated by the Merger Agreement have not been satisfied; and

          WHEREAS, the parties hereto desire to amend the Merger Agreement, waive certain conditions to the Closing, and consummate the Closing on the terms and conditions set forth in this Agreement.

                                A G R E E M E N T
                                - - - - - - - - -

          In consideration of the mutual promises contained herein and intending to be legally bound, the parties hereto agree as follows:

          Section 1. Financing. Buyer hereby waives the condition set forth in
                     ---------
Section 7.18 of the Merger Agreement, and the Company and the Stockholders hereby waive the condition set forth in Section 8.15 of the Merger Agreement, requiring that Buyer enter into a new credit facility to refinance its existing credit facilities with Japanese banks upon terms and conditions reasonably satisfactory to Buyer, the Company and the Stockholders. Without limiting the effect of the foregoing waiver, the parties acknowledge and agree that the terms and conditions of any stock pledge agreement required in connection with Buyer's new credit facility shall be subject to review and approval by the stockholders of Buyer (including the Stockholders) who may be asked to pledge shares of Buyer as collateral for the credit facility, such approval not to be unreasonably withheld.

          Section 2. Indemnity for Certain Guaranties. Following the Closing,
                     --------------------------------
Buyer will continue to use its commercially reasonable efforts to cause the Stockholders to be released from the guaranties and assurances of indebtedness and lease obligations identified on Exhibit A attached hereto (collectively, the "Guaranties"). Until such time as the Stockholders are released from the Guaranties, Buyer agrees to defend and indemnify each of the Stockholders from and against any and all costs, claims, damages, liabilities and losses incurred or suffered by any of such Stockholders, directly or indirectly, as a result of, or based upon or arising out of the performance by the Stockholders or by Buyer of any of the obligations of payment or performance subject to such Guaranties; provided, however, that the foregoing indemnity shall in no way
            --------  -------
limit or reduce the obligations of the Stockholders to indemnify Buyer for any Covered Liabilities (as defined in the Merger Agreement) pursuant to the Merger Agreement. Each of the Company and the Stockholders acknowledges that the foregoing provisions satisfy the closing condition set forth in Section 8.9 of the Merger Agreement.

          Section 3. Capitalization of Pre-Opening Costs. The parties agree that
                     -----------------------------------
any pre-opening costs incurred by the Company prior to the Closing Date in connection with the Broadmoor/Colorado Springs restaurant shall be capitalized for purposes of preparing the Closing Balance Sheet pursuant to Section 2.9 of the Merger Agreement.

          Section 4. Merger Consideration.
                     --------------------

          (a) Section 2.8(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

          "(a)(i) At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Sub, the Company or any of their respective stockholders, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive the following:

                        (A) Subject to Section 2.8(c), a number of shares of Buyer Common Stock (rounded to the nearest whole share) determined by dividing 5,000,000 shares of Buyer Common Stock, subject to adjustment as set forth in Section 2.9, by the number of issued and outstanding shares of Company Common Stock on a Fully-Diluted Basis immediately prior to the Effective Time; and

                        (B) At the election of each Stockholder, (1) an amount in cash determined by dividing $10,000,000, subject to adjustment as set forth in Section 2.9, by the number of issued and outstanding shares of Company Common Stock on a Fully-Diluted Basis immediately prior to the Effective Time or (2) an amount in Debentures determined by dividing $10,000,000, subject to adjustment as set forth in Section 2.9, by the number of issued and outstanding shares of Company Common Stock on a Fully-Diluted Basis immediately prior to the Effective Time. Each Stockholder shall notify Buyer of their election under this
          Section 2.8(a)(i)(B) at least three (3) business days prior to the Closing Date.

               (ii) At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Sub, the Company or any of their respective stockholders, each of the 34,528 shares of Company Common Stock issued and outstanding and registered in the name of Michael Snyder immediately prior to the Effective Time shall, in addition to the consideration specified in subparagraph (a)(i) above, be converted into and represent the right to receive the following additional consideration:

                        (A) 13.90616 shares of Buyer Common Stock (equal to an aggregate of 480,152 shares), subject to Section 2.8(c) and subject to adjustment as set forth in Section 2.9; and

                        (B) $27.81224 principal amount in Debentures (equal to an aggregate of $960,301 principal amount of Debentures), subject to adjustment as set forth in Section 2.9.

            (iii)       For purposes of this Agreement:

                        (A) the consideration referenced in subparagraphs
        (a)(i)(A) and (a)(ii)(A) of this Section 2.8 is collectively referred to as the "Stock Merger Consideration;"

                        (B) the cash consideration referenced in clause (1) of subparagraph (a)(i)(B) of this Section 2.8 is referred to as the "Cash Merger Consideration;" and

                        (C) the Debentures to be issued pursuant to clause (2) of subparagraph (a)(i)(B) and pursuant to subparagraph (a)(ii)(B) of this Section 2.8 are collectively referred to as the "Debenture Merger Consideration."

        (b) In lieu of the Cash Merger Consideration to be paid to the Stockholders electing Cash Merger Consideration pursuant to Section 2.8 of the Merger Agreement, the parties hereby agree that each such Stockholder shall receive at the Closing a promissory note in the form attached hereto as Exhibit B in the principal amount of the Cash Merger Consideration to which such Stockholder would otherwise be entitled pursuant to Section 2.8 of the Merger Agreement."

        Section 5. Accrual of Vacation Payments. For purposes of preparing the
                   ----------------------------
Closing Balance Sheet, the accrued vacation amount shall be the amount calculated on the date of completion of the Closing Balance Sheet and shall take into account any changes, facts, circumstances or other information that (a) occurs or becomes known between the Closing Date and the date that the Closing Balance Sheet is completed, or (b) is reasonably expected to occur prior to January 1, 2001.

        Section 6. Amendment to the Merger Agreement. The Stockholders
                   ---------------------------------
acknowledge that this Agreement represents an amendment to the Merger Agreement, and hereby consent to and approve such amendment pursuant to the authority of
Section 228 of the Delaware General Corporation Law.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.

                            RED ROBIN INTERNATIONAL, INC.,
                            a Nevada corporation

                            By:  /s/ James P. McCloskey
                                --------------------------------------
                                     James P. McCloskey
                                     Chief Financial Officer


                            RED ROBIN HOLDING CO., INC.,
                            a Nevada corporation

                            By:  /s/ James P. McCloskey
                                --------------------------------------
                                     James P. McCloskey
                                     Chief Financial Officer



                            THE SNYDER GROUP COMPANY,
                            a Delaware corporation

                            By:
                                --------------------------------------
                                     Stephen S. Snyder
                                     Secretary


                            THE STOCKHOLDERS



                            ------------------------------------------
                            Michael J. Snyder



                            ------------------------------------------
                            Stephen S. Snyder, individually and as the Trustee of the Stephen S. Snyder Intervivos Trust



                            ------------------------------------------
                            Louise A. Snyder, individually and as the Trustee of the Louise A. Snyder Intervivos Trust

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.

                            RED ROBIN INTERNATIONAL, INC.,
                            a Nevada corporation

                            By:
                                --------------------------------------
                                     James P. McCloskey
                                     Chief Financial Officer


                            RED ROBIN HOLDING CO., INC.,
                            a Nevada corporation

                            By:
                                --------------------------------------
                                     James P. McCloskey
                                     Chief Financial Officer



                            THE SNYDER GROUP COMPANY,
                            a Delaware corporation

                            By:  /s/ Stephen S. Snyder
                                --------------------------------------
                                     Stephen S. Snyder
                                     Secretary


                            THE STOCKHOLDERS



                            ------------------------------------------
                            Michael J. Snyder


                             /s/ Stephen S. Snyder
                            ------------------------------------------
                            Stephen S. Snyder, individually and as the Trustee of the Stephen S. Snyder Intervivos Trust


                             /s/ Louise A. Snyder
                            ------------------------------------------
                            Louise A. Snyder, individually and as the Trustee of the Louise A. Snyder Intervivos Trust

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.

                            RED ROBIN INTERNATIONAL, INC.,
                            a Nevada corporation

                            By:
                                --------------------------------------
                                     James P. McCloskey
                                     Chief Financial Officer


                            RED ROBIN HOLDING CO., INC.,
                            a Nevada corporation

                            By:
                                --------------------------------------
                                     James P. McCloskey
                                     Chief Financial Officer



                            THE SNYDER GROUP COMPANY,
                            a Delaware corporation

                            By:
                                --------------------------------------
                                     Stephen S. Snyder
                                     Secretary


                            THE STOCKHOLDERS


                            /s/ Michael J. Snyder
                            ------------------------------------------
                            Michael J. Snyder



                            ------------------------------------------
                            Stephen S. Snyder, individually and as the Trustee of the Stephen S. Snyder Intervivos Trust



                            ------------------------------------------
                            Louise A. Snyder, individually and as the Trustee of the Louise A. Snyder Intervivos Trust

                                                /s/ Michael E. Woods
                                                ---------------------------
                                                    Michael E. Woods

                                                /s/ Robert Merullo
                                                ---------------------------
                                                    Robert Merullo

                                                SHAMROCK INVESTMENT COMPANY,
                                                a Washington general partnership


                                            By:
                                                ---------------------------
                                                    George D. Hansen
                                                 Chief Operating Officer


                                                ---------------------------
                                                    George D. Hansen


                                                ---------------------------
                                                    Deborah Hansen


                                                ---------------------------
                                                    Beverly C. Brown


                                                ---------------------------
                                                    L.V. Brown, Jr.

                                                ---------------------------
                                                    Michael E. Woods


                                                ---------------------------
                                                    Robert Merullo

                                                SHAMROCK INVESTMENT COMPANY,
                                                a Washington general partnership


                                            By: /s/ George D. Hansen C.O.O.
                                                ---------------------------
                                                    George D. Hansen
                                                 Chief Operating Officer

                                                /s/ George D. Hansen
                                                ---------------------------
                                                    George D. Hansen

                                                /s/ Deborah Hansen
                                                ---------------------------
                                                    Deborah Hansen


                                                ---------------------------
                                                    Beverly C. Brown


                                                ---------------------------
                                                    L.V. Brown, Jr.

                                                ---------------------------
                                                    Michael E. Woods


                                                ---------------------------
                                                    Robert Merullo

                                                SHAMROCK INVESTMENT COMPANY,
                                                a Washington general partnership


                                            By:
                                                ---------------------------
                                                    George D. Hansen
                                                 Chief Operating Officer


                                                ---------------------------
                                                    George D. Hansen


                                                ---------------------------
                                                    Deborah Hansen

                                                /s/ Beverly C. Brown
                                                ---------------------------
                                                    Beverly C. Brown


                                                ---------------------------
                                                    L.V. Brown, Jr.

Closing Agmt


                                                ---------------------------
                                                    Michael E. Woods


                                                ---------------------------
                                                    Robert Merullo

                                                SHAMROCK INVESTMENT COMPANY,
                                                a Washington general partnership


                                            By:
                                                ---------------------------
                                                    George D. Hansen
                                                 Chief Operating Officer


                                                ---------------------------
                                                    George D. Hansen


                                                ---------------------------
                                                    Deborah Hansen


                                                ---------------------------
                                                    Beverly C. Brown

                                                /s/ L.V. Brown, Jr.
                                                ---------------------------
                                                    L.V. Brown, Jr.

                                    EXHIBIT A
                                    ---------

                                   GUARANTIES

     As of the Closing Date, a release of the following guaranties and assurances of indebtedness and lease obligations of the Company has not been obtained:

COMPANY NOTES:

     1. Michael Snyder and Stephen Snyder guaranty the Company's obligations due ORIX USA Corporation, a Delaware corporation, under that certain Promissory Note dated March __, 1996 in the principal sum of $500,000.00, the Loan Agreement and Security Agreement executed in conjunction with the Promissory Note by the Company (Arvada Restaurant).

     2. Michael J. Snyder and Stephen S. Snyder guaranty the obligations of the Company due Captec Financial Group Funding Corporation under that certain Promissory Note dated May 23, 1996 in the principal amount of $1,550,000.00 and the Company's performance under the Leasehold Deed of Trust and Security Agreement executed in conjunction with the Promissory Note (Bowles Restaurant).

     3. Michael J. Snyder and Stephen S. Snyder's have agreed to guaranty the obligations of the Company to General Electric Capital Business Asset Funding Corporation in the original principal amount of $700,000.00 pursuant to a letter agreement dated August 3, 1999 (Broadmoor Restaurant).

     4. Promissory Note dated March 1, 1994 in the amount of $200,000.00 payable to Rhea Woltman and executed by The Snyder Group Company and Michael J. Snyder, as Co-Borrowers and the Loan Agreement by and between Rhea Woltman as Lender and Michael J. Snyder and Stephen S. Snyder as Borrowers dated March 1, 1994. (Chapel Hills Restaurant).

     5. Installment Note and Security Agreement dated May 1, 1994 between Columbia Credit Company as Lender and The Snyder Group Company d/b/a Red Robin Burger and Spirits Emporium and Michael J. Snyder and Stephen S. Snyder as Co-Borrowers in the principal amount of $700,000.00. (Kennewick Restaurant).

     6. Michael J. Snyder guarantees the obligations of the Company to U.S. Bank National Association under that certain Promissory Note dated March 17, 1999 in the principal amount of $25,000.00 between The Snyder Group Company, as Borrower, and U.S. Bank National Association, as Lender, and the performance of the Company under the Commercial Security Agreement (Lakewood Restaurant).

     7. Michael J. Snyder and Stephen S. Snyder guaranty the Company's payment and performance under the Term Note dated November 22, 1996 in the principal amount of $876,698.94 between the Company as Debtor and Metlife Capital Corporation as Holder and the


                                   Exhibit A-1

Company's performance under the Security Agreement No. One, as amended. (Highlands Ranch Restaurant).

     8. Installment Note and Security Agreement dated December 13, 1995 in the principal amount of $125,000.00 between Columbia Credit Corporation as Lender and The Snyder Group Company d/b/a Red Robin Burger and Spirits Emporium and Michael J. Snyder as Co-Borrower.

     9. Michael J. Snyder guarantees the Company's payment and performance of the Company's Promissory Note dated October 16, 1998 in the principal amount of $800,000.00 between the Company as Borrower and U.S. Bank National Association as Lender, as amended or modified and the Company's performance under any agreement evidencing or securing the repayment of said indebtedness including, without limitation:

         (a) Business Loan Agreement dated October 16, 1998 in the principal amount of $800,000.00 between The Snyder Group Company as Borrower and U.S. Bank National Association as Lender, the performance of which is guaranteed by Michael J. Snyder.

         (b) Change in Terms Agreement dated February 22, 2000 between Borrower, The Snyder Group Company, and Lender, U.S. Bank National Association. (unsigned as of this date).

     10. Commercial Guaranty of Michael J. Snyder (undated) to U.S. Bank National Association pursuant to which Michael J. Snyder individually guarantees all of the obligations of the Company, whether now existing or hereafter arising, to U.S. Bank National Association.

     11. Michael J. Snyder and Stephen S. Snyder guaranty the Company's payment and performance under that certain Promissory Note dated January 24, 1996 in the principal amount of $500,000.00 between the Company as Maker, and J.S.C. Holding Company, Inc. Pension Trust, as Holder.

     12. Michael J. Snyder guarantees the payment and performance of all obligations of the Company under that certain Promissory Note dated December 1, 1998 between the Company as Borrower and U.S. Bank National Association as Lender which secures payment of the principal amount of $100,000.00 due by the Company to U.S. Bank National Association, as amended and modified, and the Company's performance under any agreement evidencing or securing the repayment of said indebtedness.

     13. Michael J. Snyder and Stephen S. Snyder guaranty the Company's payment and performance of the indebtedness evidenced by that certain Term Note dated May 5, 1999 in the amount of $733,672.67 between the Company, as Debtor, and GE Capital BAF Corporation ("GE") formerly Metlife Capital Corporation, as Holder, referencing Schedule No. 2226796-002, as amended or modified, and the Company's performance under any agreement evidencing or securing the repayment of said indebtedness.

                                  Exhibit A-2

REAL PROPERTY LEASES:

1.       Arapahoe (Englewood) Lease:
         --------------------------

         a. Single User Building Lease (footer dated 10/15/91) between The Snyder Group Company, as Tenant and A&B Properties, Inc., as
Landlord, as amended.

         b. The performance of The Snyder Group Company under the Lease is personally guaranteed by Michael J. Snyder and Stephen S. Snyder.

2.       Arvada Lease:
         ------------

         a. Standard Commercial Shopping Center Lease dated July 7, 1988 by Arvada Marketplace Associates, Ltd., as Landlord and Michael J. Snyder and Steven S. Snyder, as Tenant, as amended and modified, the interest of Tenant is now held by The Snyder Group Company.

         b. Michael Snyder, Stephen Snyder and Snyder Investments, Inc. guaranty the performance of the Tenant under the Lease.


3.       Chapel Hills Lease (Jamboree):
         -----------------------------

         a. Lease Agreement dated May 11, 1987 between John F. Olive, as Lessor and Michael J. Snyder and Steven S. Snyder, as Lessee, as amended. The interest of Lessor is now held by AEI Net Lease Income and Growth Fund XX Limited Partnership and the interest of Lessee is held by The Snyder Group Company.

         b. Stephen Snyder and Michael Snyder guaranty the performance of the Lessee under the Lease and are original Lessees thereunder.

         c. Consent to Assignment of Lease and Guaranty and Amendment of Guaranty dated February 24, 1994 between Michael J. Snyder and
Steve S. Snyder to AEI Net Lease Income & Growth Fund XX Limited
Partnership.

4.       Citadel Lease:
         -------------

         a. Lease-Option Agreement dated October 5, 1983 between John F. Olive, as Lessor and Denver Restaurant Investments Co., as Lessee, as amended. The interest of Lessee under the Lease is now held by The Snyder Group Company and the interest of Lessor is now held by AEI Net Lease Income and Growth Fund XX Limited Partnership.

         b. The performance of the Lessee under the Lease is guaranteed by Michael J. Snyder, Stephen Snyder and Snyder Investments, Inc., Keith Helms, and Shamrock Investment Company.


                                  Exhibit A-3

     c. Consent to Assignment of Lease and Guaranty and Amendment of Guaranty dated February 24, 1994 by Michael J. Snyder and Steve S. Snyder, as Guarantors.

5.   Fort Collins Lease:
     ------------------

     a. Lease dated April 28, 1995 between Captec Acceptance Leasing Corporation, as Landlord and The Snyder Group Company, as Tenant, as amended by First Amendment to Lease dated May 10, 1995.

     b. Michael J. Snyder and Nadine C. Snyder, Stephen S. Snyder and Louise Snyder guaranty the payment and performance of Lessee's obligations under the Lease.


6.   Havana (Aurora) Lease:
     ---------------------

     a. Lease (undated) between The Price Company, as Landlord and The Snyder Group Company, as Tenant, as amended.

     b. Pursuant to a Guarantee of Lease, Stephen Snyder guarantees the payment and performance by The Snyder Group Company of its obligations under the Lease.

     c. Pursuant to a Guarantee of Lease, Michael J. Snyder guarantees the payment and performance by The Snyder Group Company of its obligations under the Lease.

7.   Highlands Ranch Lease:
     ---------------------

     a. Lease between Captec Net Lease Realty, Inc. and The Snyder Group Company dated December 13, 1995, as amended.

     b. The Lease Agreement is guaranteed by Michael J. Snyder, Nadine C. Snyder, Stephen S. Snyder and Louise Snyder, jointly and severally.

8.   Kennewick  Building Lease:
     -------------------------

     a. Lease between Bonnyville Construction Company as Landlord and The Snyder Group Company as Tenant, dated November __, 1995 (footer dated 11/21/95), as amended.

     b. The obligations of the Tenant under the Lease are guaranteed by Michael Snyder and Stephen Snyder pursuant to a Guaranty of Lease in favor of Bonnyville Construction Company.


                                  Exhibit A-4

9.   Park Meadows Ground Lease
     -------------------------

     a. Ground Lease dated the 14th day of February 1997, between Park Meadows Malls, Ltd., a Colorado limited partnership, as Landlord, and The Snyder Group Company, a Delaware corporation, as Tenant, as amended.

10.  Corporate:
     ---------

     a. Office Building Lease, The Terrace Building at DTC Bay, 511 Corporation, as Landlord, and The Snyder Group Company, a Delaware corporation, d/b/a Red Robin Restaurants, as Tenants, as amended.

EQUIPMENT LEASES:

1.   Bowles Facility:
     ---------------

     a. Stephen S. Snyder personally guarantees the payment and performance of the Company under the Lease Agreement No. 06092 between the Company as Lessee and Captec Financial Group, Inc., as Lessor, which Guaranty is dated May 17, 1996.

     b. Michael J. Snyder personally guarantees the payment and performance of the Company under the Lease Agreement No. 06092 between the Company as Lessee and Captec Financial Group, Inc., as Lessor, which Guaranty is dated May 17, 1996.

2.   Fort Collins:
     ------------

     a. Stephen S. Snyder personally guarantees the payment and performance of the Company under the Lease Agreement No. 05827 between the Company as Lessee and Captec Financial Group, Inc., as Lessor, which Guaranty is dated April 27, 1995.

     b. Michael J. Snyder personally guarantees the payment and performance of the Company under the Lease Agreement No. 05827 between the Company as Lessee and Captec Financial Group, Inc., as Lessor, which Guaranty is dated April 27, 1995.

3. Guarantee dated November 28, 1995 pursuant to which Michael J. Snyder guarantees the payment of all obligations of the Company due Northwest Equipment Finance, Inc., as now existing or arising in the future.

4. Guarantee dated November 28, 1995 pursuant to which Stephen S. Snyder guarantees the payment of all obligations of the Company due Northwest Equipment Finance, Inc., as now existing or arising in the future.

5. Steve Snyder personally guarantees a motor vehicle lease dated February 12, 1999 between The Company, as Lessee, and Ralph Schomp, BMV, Lessor.



                                  Exhibit A-5

                                    EXHIBIT B
                                    ---------

                             FORM OF PROMISSORY NOTE















                                   Exhibit B-1

                                 PROMISSORY NOTE

$_______________                                              Englewood Colorado
                                                                    May __, 2000


          FOR VALUE RECEIVED, Red Robin International, Inc., a Nevada corporation ("Borrower"), promises to pay to _______________________ ("Holder"), at such place as may be designated in writing by Holder, the principal amount of ______________________ ($_____________), in lawful monies of the United States, with interest on the unpaid principal amount at the rate of 10% per annum (the "Note").

          The unpaid principal balance of this Note, together with all unpaid accrued interest thereon and any other sums payable by Borrower hereunder, shall be due and payable upon the earlier of (i) November __, 2001; or (ii) such date as Borrower shall have closed and received the proceeds from a bank or other credit facility in an amount not less than $50 million.

          Interest on the unpaid principal balance under this Note shall be paid in arrears on the first business day of each month beginning on June 1, 2000 and continuing monthly thereafter, until maturity, on which date the principal, and unpaid interest and all other sums due under this Note shall be paid in full. Interest on this Note shall be computed on this basis of a three hundred sixty
(360) day year and the actual number of days elapsed in the period for which interest is payable.

          Borrower represents and warrants that this Note issued for commercial, investment and business purposes, and not for personal, family or household purposes. Notwithstanding any other provision of this Note, interest and charges payable by reason of the indebtedness evidenced by this Note, shall not exceed the maximum would otherwise be payable, then such excess sums shall be construed as having been immediately applied by Holder to the principal balance of this Note when received. If at the time any such sum is received by Holder, the principal balance of this Note has been paid in full, such sum shall be promptly refunded by Holder to Borrower, less any sums due to Holder.

          Borrower may prepay this Note in whole or in part without penalty at any time together with interest due up to date of payment.

          Borrower shall be in default of this Note if any payment of principal or interest is not made within 10 days of the date when due hereunder. After maturity, or after default, interest shall accrue on any unpaid installment of principal or interest, as the case may be, at an annual rate equal to five percentage points (5%) above the interest rate stated on this Note, until paid in full.

          This Note shall be binding on Borrower, its representatives and successors and shall inure to the benefit of and shall be enforceable by Holder, its successors and assigns. This Note may not be changed, modified, amended, or terminated orally, but the foregoing may be done in writing by authorized representatives of the parties. If Holder shall institute legal action to enforce payment hereof, Borrower agrees, in addition to any other payments required hereunder, to pay all reasonable expenses of collection, including attorneys' fees.

        This Note shall be governed by and construed in accordance with the laws of the State of Colorado.

        IN WITNESS THEREOF, Borrower has caused this Note to be executed and delivered as of the date first above written.


                                       RED ROBIN INTERNATIONAL, INC.,
                                       a Nevada corporation


                                       By:        Draft
                                          ------------------------------
                                           James P. McCloskey
                                           Chief Financial Officer and Secretary

                                      S-1